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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                              SL GREEN REALTY CORP.
                              ---------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MARYLAND                                           13-3956775
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(STATE OF INCORPORATION OR ORGANIZATION)                  (I.R.S. EMPLOYER
                                                         IDENTIFICATION NO.)

     70 WEST 36TH STREET
     NEW YORK, NEW YORK                                        10018
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)


If this Form relates to the                 If this Form relates to the
registration of a class of debt             registration of a class of debt
securities and is effective upon            securities and is to become
filing pursuant to General                  effective simultaneously with the
Instruction A(c)(1) please check            effectiveness of a concurrent
the following box. / /                      registration statement under the
                                            Securities Act of 1933 pursuant to
                                            General Instruction A(c)(2) please
                                            check the following box. / /


Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                          NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                          EACH CLASS IS TO BE REGISTERED
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8.0% Series A Convertible, Cumulative Preferred Stock New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

None.


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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The section captioned "Capital Stock" in the Registrant's Prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 as amended, and forming a part of the Registrant's Registration Statement on Form S-11 (No. 333-50311) (the "Registration Statement") is incorporated herein by reference.

ITEM 2.           EXHIBITS.

         The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part I to the Instructions as to Exhibits of Form 8-A, are to be filed with the New York Stock
Exchange:

          (I) Articles Supplementary to the Articles of Incorporation, establishing and fixing the rights and preferences of series of shares of preferred stock (incorporated by reference to Amendment No. 2 of the Company's Registration Statement on Form S-11, File No 333-50311).

          (II) Articles of Incorporation of the Registrant (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 333-29329).

          (III) By-Laws of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-11, File No. 333-29329).

          (IV) A specimen certificate of preferred stock of the Company (incorporated by reference to Amendment No. 2 of the Company's Registration Statement on Form S-11, File No. 333-50311)


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SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         SL GREEN REALTY CORP.


                                         By:      /s/ Benjamin P. Feldman
                                            ---------------------------------
                                                  Benjamin P. Feldman
                                                  Executive Vice President

Date:  May 13, 1998


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